Exhibit 10.4

STOCK OPTION AGREEMENT

FOR

SERIES A CONVERTIBLE PREFERRED STOCK

OF

E-N-G MOBILE SYSTEMS, INC.

(Holdings ENG, LLC and E-N-G Mobile Systems, Inc.)

This Stock Option Agreement (the “Agreement”) is entered into as of June 12, 2017, by and between E-N-G Mobile Systems, Inc., a California corporation (the “Seller”) and Holdings ENG, LLC, a Florida limited liability company (the “Purchaser”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Seller, Purchaser and PositiveID Corporation, a Delaware corporation (“PositiveID”) are entering into a Stock Purchase Agreement (“Stock Purchase Agreement”) for the sale from PositiveID to Purchaser of two hundred ninety nine (299) shares of Series A Convertible Preferred Stock, $0.001 par value, of the Seller (the “Series A Preferred”).

WHEREAS, Seller desires to grant to Purchaser an option to purchase three (3) shares of Series A Preferred (“Option Shares”) and Purchaser desires to purchase such option for the sale of the Option Shares.

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Option Purchase Price and Closing.

a. Option. The Seller hereby grants the Purchaser the option (“Option”) to purchase the Option Shares. The exercise price for the Option Shares is five thousand dollars ($5,000) per share (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events) or a total of fifteen thousand dollars ($15,000) (the “Option Purchase Price”). The Option may be exercised by Purchaser at any time during the Option Period (as defined below) by providing written notice to the Seller that it is exercising the Option.

b. Closing. Within fifteen (15) days after receipt of such notice, the sale and purchase of the Option Shares under this Agreement shall take place at the offices of Saul Ewing LLP, 1919 Pennsylvania Avenue N.W., Suite 550, Washington, D.C. at such date and time as mutually agreed. At the closing, Seller shall deliver to the Purchaser a certificate for the Option Shares, registered in the name of the Purchaser, against payment to the Seller of the Option Purchase Price for the Option Shares, by wire transfer, check, or other method acceptable to the Company.

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c. Definitions. The “Option Period” shall be a period beginning on June 12, 2018 and ending on June 12, 2019. In the event of a Deemed Liquidation Event of Seller or a Bankruptcy Event of PositiveID, the commencement of the Option Period shall be adjusted to the earlier of (i) immediately prior to the closing of a Deemed Liquidation Event of Seller or (ii) the occurrence of a Bankruptcy Event of PositiveID, as applicable. A “Deemed Liquidation Event” shall mean the merger, consolidation (other than one in which stockholders of the Seller own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or other business combination transaction of the Seller with or into a third party, or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Seller to a third party. “Bankruptcy Event” with respect to PositiveID shall mean (i) the institution, or consent to the institution, of any bankruptcy, insolvency, reorganization, readjustment of debt or similar proceeding relating to it under the law of any jurisdiction, or (ii) making an assignment for the benefit of creditors, or making an application for, or consenting to, the appointment of any receiver, trustee, custodian or similar officer for any or all of its property.

2. Purchase of Option and Purchase Price for Option.

Concurrently with the execution and delivery of this Agreement, Purchaser shall purchase the Option in consideration of one thousand five hundred dollars ($1,500) (“Option Payment”). Purchaser shall pay such amount to the Seller by cash, by certified cashier’s check, or by wire transfer. Such Option Payment shall be applied toward the Option Purchase Price at the time of closing.

3. Representations of the Seller.

The Seller hereby represents and warrants to the Purchaser as the date hereof that the following statements contained in this Section 3 are true, complete and correct:

a. Organization and Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it, to enter into and perform this Agreement, and to carry out the transactions contemplated by this Agreement. The Seller has made available to the Purchaser a true and complete copy of its Articles of Incorporation and Bylaws, each as amended to date and presently in effect. The Seller has at all times complied in all material respects with all provisions of its Articles of Incorporation and Bylaws and is not in default under, or in violation of, any provision thereof.

b. Issuance of Option Shares. The issuance, sale and delivery of the Option Shares in accordance with this Agreement by the Seller, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Option Shares, have been duly authorized by all necessary corporate action on the part of the Seller, and all unissued shares have been duly reserved for issuance. The Option Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

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c. Authority for Agreement; No Conflict. The execution, delivery and performance by the Seller of this Agreement, and the consummation by the Seller of the transactions contemplated hereby, has been duly authorized by all necessary corporate action. This Agreement has been, and when executed will be, duly executed and delivered by the Seller and constitutes valid and binding obligations of the Seller. The execution of and performance of the transactions contemplated by this Agreement, and the compliance with the provisions by the Seller, will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Seller, each as amended and presently in effect, (b) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Entity”), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien (as defined below) or other arrangement to which the Seller is a party or by which the Seller is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Seller or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, or any of its properties or assets, except where the violation, conflict, breach or default would not have a material and adverse effect on the Company. For purposes of this Agreement, “Lien” means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

d. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Seller in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Options Shares, the grant of the Option, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Option Shares or the other transactions to be consummated hereunder, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the issuance of the Option Shares. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares to the Purchaser will be in compliance with applicable federal and state securities laws.

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4. Representations of the Purchaser.

The Purchaser represents and warrants to the Seller that the following statements contained in this Section 4 are true, complete and correct:

a. Investment. Upon exercise of the Option, the Purchaser will be acquiring the Option Shares, and the shares of Common Stock into which the Option Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Purchaser acknowledges that the Option Shares, and the shares of Common Stock into which the Option Shares may be converted, are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that such Option Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

b. Authority. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. The Agreement will not violate any term of any of the Purchaser’s governing documents or any other agreement, judicial decree, statute or regulation to which the Purchaser is a party or by which the Purchaser or any of its assets may be bound or affected. This Agreement have been duly executed and delivered by the Purchaser. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable remedies.

c. Experience. The Purchaser has carefully reviewed the representations concerning the Seller contained in this Agreement, and has made detailed inquiry concerning the Seller, its business and its personnel; the officers of the Seller have made available to the Purchaser any and all written information that it has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Seller and the Purchaser is able financially to bear the risks thereof.

5. Affirmative Covenants of the Seller.

a. Financial Statements and Other Information. The Seller shall deliver to the Purchaser:

(i) within 90 days after the end of each fiscal year of the Seller, an audited balance sheet of the Seller as at the end of such year and audited statements of income and of cash flows of the Seller for such year, certified by certified public accountants of established reputation selected by the Seller, and prepared in accordance with GAAP;

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(ii) within 45 days after the end of each fiscal quarter of the Seller (other than the fourth quarter), an unaudited balance sheet of the Seller as at the end of such quarter, and unaudited statements of income and of cash flows of the Seller for such fiscal quarter;

(iii) within 30 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Seller as at the end of such month and unaudited statements of income and of cash flows of the Seller for such month and for the current fiscal year to the end of such month;

(iv) as soon as available, but in any event prior to the commencement of each new fiscal year, an annual budget for the new fiscal year and an updated financial projection for the upcoming five (5) years;

(v) such other notices, information and data with respect to the Seller as the Seller delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

(vi) with reasonable promptness, such other information and data as the Purchaser may from time to time reasonably request.

b. Material Changes and Litigation. The Seller shall promptly notify the Purchaser of any material adverse change (as determined in Seller’s reasonable judgment) in the business, prospects, assets or condition, financial or otherwise, of the Seller and of any material litigation or governmental proceeding or investigation brought or, to the Seller’s knowledge, threatened against the Seller, or against any officer, director, key employee or principal stockholder of the Seller which, if adversely determined, would have a material adverse effect on the business, operations, financial or prospects of the Seller.

6. Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to an affiliate of Purchaser, and such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Seller. The Seller may not assign its rights under this Agreement. In the event of an assignment of this Agreement by Purchaser, the assignee shall become a party to the Shareholder’s Agreement dated the date hereof among the Purchaser, Seller and PositiveID.

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b. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of one (1) year from the date hereof.

c. Brokers. Except as set forth in the Stock Purchase Agreement, each of the Purchaser and Seller represents and warrants to the other party hereto that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

d. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Seller hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

e. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida (without reference to the conflicts of law provisions thereof). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in Florida. EACH PARTY IRREVOCABLY CONSENTS TO AND SUBMITS TO (A) THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE ABOVE-NAMED VENUES, AND (B) IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY LEGAL PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE LEGAL PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE LEGAL PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS.

f. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Seller:

E-N-G Mobile Systems, Inc.

2245 Via De Mercados

Concord, California 94520

Attn: Lyle Probst

If to Purchaser:

Holdings ENG, LLC

12001 Glen Road

Potomac, MD 20854

Attn: Manager

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Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

g. Complete Agreement. This Agreement and the Stock Purchase Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

h. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended with the written consent of the Purchaser and Seller. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

i. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

j. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by portable document format and facsimile signatures.

k. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

l. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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Executed as of the date first written above.

E-N-G MOBILE SYSTEMS, INC.

By:	/s/ Lyle L. Probst

Name:	Lyle L. Probst

Title:	President

HOLDINGS ENG, LLC

By:	/s/ Karim EI-Hibri

Name:	Karim EI-Hibri

Title:	Deputy Manager

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